                                                                    EXHIBIT 99.1


                               APACHE CORPORATION

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER


         I, G. Steven Farris, certify that the Quarterly Report of Apache Corporation on Form 10-Q for the quarterly period ending June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.


/s/ G. Steven Farris
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By:      G. Steven Farris
Title:   President, Chief Executive Officer
         and Chief Operating Officer



         I, Roger B. Plank, certify that the Quarterly Report of Apache Corporation on Form 10-Q for the quarterly period ending June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.


/s/ Roger B. Plank
------------------------------------
By:      Roger B. Plank
Title:   Executive Vice President
         and Chief Financial Officer